UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2006, the Compensation Committee of the Board of Directors (the “Board”) of Kosan Biosciences Incorporated (the “Company”), increased the annual base salary of Peter J. Licari, Ph.D., Senior Vice President, Manufacturing and Operations, to $245,000, effective July 1, 2006 and approved a $25,000 cash bonus payment to Margaret A. Horn, Senior Vice President, Legal and Corporate Development, General Counsel and Secretary.

Item 5.02 Departure of Directors or Principal Officers; Election of Officers; Appointment of Officers.

On July 20, 2006, the Board appointed Robert G. Johnson, Jr., M.D., Ph.D., the Company’s Chief Executive Officer, as a member of the Board. Dr. Johnson will serve as a Class C director, having a term of office expiring at the 2009 Annual Meeting of Stockholders of the Company. Dr. Johnson is not expected to be named to any committees of the Board. In connection with Dr. Johnson’s appointment, the Board increased the number of authorized directors to eight.

On July 26, 2006, Kosan issued a press release announcing the appointment of Dr. Johnson to the Board. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release entitled “Kosan Appoints CEO Robert Johnson to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED

Dated: July 26, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn,
Senior Vice President, Legal and Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release entitled “Kosan Appoints CEO Robert Johnson to Board of Directors.”